                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of August 31, 2000 is made by and between LUMINANT WORLDWIDE CORPORATION, a Delaware corporation, LWC OPERATING CORP., a Delaware corporation, LWC MANAGEMENT CORP., a Delaware corporation, POTOMAC I HOLDINGS, INC., a Delaware corporation, MULTIMEDIA I HOLDINGS, INC., a Delaware corporation, RSI GROUP, INC., a Texas corporation, ALIGN SOLUTIONS CORP., a Delaware corporation, POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC, a Delaware limited liability company, MULTIMEDIA RESOURCES, LLC, a New York limited liability company, INTERACTIVE8, INC., a New York corporation, BD ACQUISITION CORP., a Delaware corporation, RESOURCE SOLUTIONS INTERNATIONAL, LLC, a Texas limited liability company, INTEGRATED CONSULTING, INC., a Texas corporation, FREE RANGE MEDIA, INC., a Washington corporation, ALIGN-FIFTH GEAR ACQUISITION CORPORATION, a Delaware corporation, and ALIGN-SYNAPSE ACQUISITION CORPORATION, a Texas corporation (collectively, the "Borrowers" and each a "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation, (the "Lender").

                                    Recitals

                  The Borrowers and the Lender have entered into a Credit and Security Agreement dated as of April 5, 2000 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrowers have requested that the Lender agree to waive certain Events of Default. The Borrowers have further requested that certain amendments be made to the Credit Agreement. Lender is willing to grant these requests pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "`First Amendment' means that certain First Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of August 31, 2000, by and between the Borrowers and the Lender."

                  "`First Amendment Effective Date' means the date upon which all of the conditions as identified in paragraph 7 of the First Amendment have been satisfied."

                  "`Gross Equity Proceeds' means the total cash proceeds to the Borrowers generated from a Sale of Equity, before any consideration given for fees, expenses, and discounts relating to such Sale of Equity."

                  "`Sale of Equity' means a secondary public offering or private placement of additional common or preferred stock or convertible instruments, or any other single sale, or series of related sales, of equity in any of the Borrowers (excluding sales pursuant to the exercise of options and sales pursuant to the acquisition of a business) on or after the First Amendment Effective Date."

                  2. AMOUNT AND TERMS OF THE CREDIT FACILITY. Subsection 2.3(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(i)     $6,000,000 less the L/C Amount, or"

                  3. FINANCIAL COVENANTS. Sections 6.13, 6.14, 6.15, and 7.11 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "Section 6.13 MINIMUM EBITDA. The Borrowers will achieve, as of the end of each month during each period described below, minimum year-to-date EBITDA of not less than the amount set forth opposite such period:


                    Period                                           Minimum Year-to-Date EBITDA
                    ------                                           ---------------------------

    March 31, 2000 through June 29, 2000                                    $  2,000,000

  June 30, 2000 through September 29, 2000                                  $  4,500,000

September 30, 2000 through December 30, 2000                                $  9,000,000

              December 31, 2000                                             $ 14,000,000

    January 1, 2001 through March 30, 2001                                  $          0

                March 31, 2001                                              $  2,000,000"


                  "Section 6.14 MINIMUM LIQUIDITY. The Borrowers shall maintain Liquidity, determined at the end of each month, of not less than $5,000,000 through September 29, 2000. Upon the earlier of September 30, 2000, or the completion of a Sale of Equity which yields Gross Equity Proceeds of not less than $20,000,000, and at all times thereafter, the Borrowers shall maintain Liquidity, determined at the end of each month, of not less than $15,000,000."

                  "Section 6.15 MINIMUM UNRESTRICTED CASH. Beginning on the earlier of September 30, 2000, or upon the completion of a Sale of Equity which yields Gross Equity Proceeds of not less than $20,000,000, and at all times thereafter, the Borrowers shall maintain Unrestricted Cash of not less than $10,000,000."

                  "Section 7.11 CAPITAL EXPENDITURES. The Borrowers will not incur or contract to incur Capital Expenditures of more than $12,000,000 during the fiscal year ending on December 31, 2000, PROVIDED, HOWEVER, that if the Borrowers complete a Sale of Equity which yields Gross Equity Proceeds of not less than $20,000,000, the Borrowers may incur or contract to incur Capital Expenditures of up to $18,000,000 during such fiscal year, PROVIDED, FURTHER, that the Borrowers shall not incur or contract to incur Capital Expenditures of more than $12,000,000 before the later of (i) September 30, 2000, or
         (ii) the date the Borrowers receive Gross Equity Proceeds of not less than $20,000,000."

                  4. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  5. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other matters as the Lender may reasonably require.

                  6. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Lender as follows:

                  (a) The Borrowers have all requisite power and authority to execute this Amendment and to perform all of their obligations hereunder, and this Amendment has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally and by general equitable principles.

                  (b) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate or limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which they or their properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  7. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  8. NO OTHER WAIVER. Except as set forth in Paragraph 5 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  9. RELEASE. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrowers have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  10. COSTS AND EXPENSES. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 6 hereof.

                  11. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.

By
   ---------------------------------
      Thomas J. Krueger
      Its Vice President


                                     LUMINANT WORLDWIDE CORPORATION

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     LWC OPERATING CORP.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------
                                     LWC MANAGEMENT CORP.

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     POTOMAC I HOLDINGS, INC.

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     MULTIMEDIA I HOLDINGS, INC.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------


                                     RSI GROUP, INC.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     ALIGN SOLUTIONS CORP.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     MULTIMEDIA RESOURCES, LLC


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     INTERACTIVE8, INC.

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     BD ACQUISITION CORP.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     RESOURCE SOLUTIONS INTERNATIONAL, LLC


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------


                                     INTEGRATED CONSULTING, INC.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------


                                     FREE RANGE MEDIA, INC.


                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     ALIGN-FIFTH GEAR ACQUISITION CORPORATION

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------

                                     ALIGN-SYNAPSE ACQUISITION CORPORATION

                                     By
                                        ---------------------------------------
                                          Its
                                              ---------------------------------